UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2025 (the “Closing Date”), Riley Exploration - Permian, LLC. (“REP LLC”), a wholly-owned subsidiary of Riley Exploration Permian, Inc. (“REPX,” together with REP LLC, hereinafter referred to as the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Targa Northern Delaware LLC (“Buyer”), pursuant to which the Company sold to Buyer all of the membership interests in Dovetail Midstream, LLC, a wholly owned subsidiary of the Company that holds certain midstream infrastructure projects in Eddy County, New Mexico, for an aggregate cash purchase price of approximately $111 million, subject to customary purchase price adjustments (the “Midstream Sale”). Closing proceeds from the transaction will be used to reduce borrowings on the Company’s credit facility and to pay income taxes and transaction costs associated with the transaction. The Company also has the right to earn up to an additional $60 million earn out in cash contingent on achieving certain volume-based performance thresholds over a five-year period. The closing of the Midstream Sale took place simultaneously with execution of the Purchase Agreement. The Purchase Agreement also provides for the sale by the Company to Buyer of certain compressor station assets at a subsequent closing date anticipated to occur no later than the first quarter of 2026 for an aggregate cash purchase price of approximately $10 million, subject to the satisfaction of certain closing conditions.

The foregoing description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company has redacted from the filed copy of the Purchase Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Item 7.01 Regulation FD Disclosure.

On December 4, 2025, the Company issued a press release announcing the completion of the Midstream Sale. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated December 3, 2025, by and between Riley Exploration - Permian, LLC and Targa Northern Delaware LLC.
99.1	Press Release dated December 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date:	December 4, 2025	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer and Executive Vice President of Strategy